2nd QUARTER 2018 INVESTOR CALL August 3, 2018 Exhibit 99.2

Cautionary Statement This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings, growth, costs, prospects, capital investments or performance or underlying assumptions (including future regulatory filings and recovery, liquidity, capital resources, balance sheet, cash flow, capital investments and management, financing costs and rate base or customer growth) and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation include statements about our intentions with respect to our pending acquisition of Vectren Corporation (“Vectren”) (the “Merger”) (including potential strategic opportunities, growth and capabilities of the combined company and the anticipated transaction and financing timeline), our ownership interest in Enable Midstream Partners, LP (“Enable”) (including Enable’s expectations for equity issuances and our potential restructuring of CERC Corp.), growth and guidance (including earnings, dividend and core operating income growth), future financing plans and expectation for liquidity and capital resources and expenditures, anticipated credit ratings, outlooks and other metrics (including adjusted funds from operations to debt), our anticipated regulatory filings and projections (including the Freeport Master Plan Project), effective tax rate and Energy Services’s guidance operating income target for 2018, among other statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Risks Related to the Merger Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the risk that Vectren may be unable to obtain shareholder approval for the proposed transactions, (2) the risk that CenterPoint Energy or Vectren may be unable to obtain governmental and regulatory approvals required for the proposed transactions, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the proposed transactions or may be subject to or impose adverse conditions or costs, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transactions or could otherwise cause the failure of the proposed transactions to close, (4) the risk that a condition to the closing of the proposed transactions or the committed financing may not be satisfied, (5) the failure to obtain, or to obtain on favorable terms, any equity, debt or other financing necessary to complete or permanently finance the proposed transactions and the costs of such financing, (6) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transactions, (7) the receipt of an unsolicited offer from another party to acquire assets or capital stock of Vectren that could interfere with the proposed transactions, (8) the timing to consummate the proposed transactions, (9) the costs incurred to consummate the proposed transactions, (10) the possibility that the expected cost savings, synergies or other value creation from the proposed transactions will not be realized, or will not be realized within the expected time period, (11) the risk that the companies may not realize fair values from properties that may be required to be sold in connection with the merger, (12) the credit ratings of the companies following the proposed transactions, (13) disruption from the proposed transactions making it more difficult to maintain relationships with customers, employees, regulators or suppliers and (14) the diversion of management time and attention on the proposed transactions. The foregoing list of factors is not all inclusive because it is not possible to predict all factors. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include but are not limited to the timing and impact of future regulatory, legislative and IRS decisions, financial market conditions, future market conditions, economic and employment conditions, customer growth, Enable’s performance and ability to pay distributions and other factors described in CenterPoint Energy’s Form 10-K for the year ended December 31, 2017 under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Certain Factors Affecting Future Earnings,” CenterPoint Energy’s Form 10-Q for the quarters ended March 31, 2018 under “Risk Factors” and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC’s website at www.sec.gov. Slide 9 is derived from Enable’s investor presentation as presented during its Q2 2018 earnings call dated August 2, 2018. This slide is included for informational purposes only. The content has not been verified by us, and we assume no liability for the same. You should consider Enable’s investor materials in the context of its SEC filings and its entire investor presentation, which is available at http://investors.enablemidstream.com. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website.

Additional Information Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (“GAAP”), including presentation of net income and diluted earnings per share, the Company also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Additional Non-GAAP financial measures used by the Company include utility earnings per share and core operating income. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. The Company’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business. The Company’s utility earnings per share calculation includes all earnings except those related to Midstream Investments (but includes the Enable Series A Preferred Units). The Company’s core operating income calculation excludes the transition and system restoration bonds from the Electric Transmission and Distribution business segment, the mark-to-market gains or losses resulting from the Company’s Energy Services business and income from the Other Operations business segment. A reconciliation of net income and diluted earnings per share to the basis used in providing 2018 guidance is provided in this presentation on slides 28 and 29. The Company is unable to present a quantitative reconciliation of forward-looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the Company’s Energy Services business are not estimable. Management evaluates the Company’s financial performance in part based on adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of the Company’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. Management believes the adjustments made in these non-GAAP financial measures exclude or include items, as applicable, to most accurately reflect the Company’s business performance. These excluded or included items, as applicable, are reflected in the reconciliation tables on slides 27–30. The Company’s adjusted net income, adjusted diluted earnings per share, utility earnings per share and core operating income non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income, diluted earnings per share, utility earnings per share and core operating income, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. 2018 Earnings Per Share Guidance Assumptions CenterPoint Energy’s earnings per share guidance is inclusive of Enable’s net income guidance of $375–$445 million as stated during Enable’s Q2 2018 earnings call on August 2, 2018. The guidance range also assumes ownership of 54% of the common units representing limited partner interests in Enable and includes the amortization of CenterPoint Energy’s basis differential in Enable and effective tax rates. CenterPoint Energy does not include other potential Enable impacts on guidance, such as any changes in accounting standards or unusual items. Further, the guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, throughput, commodity prices, effective tax rates, financing activities (other than those to fund the pending merger with Vectren), and regulatory and judicial proceedings to include regulatory action as a result of recent tax reform legislation. In providing this guidance, CenterPoint Energy uses a non-GAAP financial measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks or the timing effects of mark-to-market accounting in the company’s energy services business. Additional Information and Where to Find It In connection with the pending transactions, Vectren filed its definitive proxy statement with the SEC on July 16, 2018, which was mailed or otherwise provided to its shareholders. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors are able to obtain free copies of the proxy statement and other documents that will be filed by Vectren with the SEC at http://www.sec.gov, the SEC’s website, or from Vectren’s website (http://www.vectren.com) under the tab, “Investors” and then under the heading “SEC Filings.” Security holders may also read and copy any reports, statements and other information filed by Vectren with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.   Participants in the Solicitation The Company, Vectren and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vectren’s shareholders with respect to the pending transactions. Information regarding the directors and executive officers of the Company is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 15, 2018, and information regarding the directors and executive officers of Vectren is available in its definitive proxy statement for its 2018 annual meeting, filed with the SEC on March 22, 2018. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, were set forth in the proxy statement and other materials when they were filed with the SEC in connection with the pending transaction.

Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule Agenda

CenterPoint Vision and Strategy Our Vision: Lead the nation in delivering energy, service and value Our Strategy: Operate, Serve, Grow Ensure safe, reliable, efficient and environmentally responsible energy delivery businesses Utilize new and innovative technology to enhance performance Add value to energy delivery through superior customer service, new technology and innovation Provide leadership in the communities we serve Develop a diverse and capable employee base Invest in core energy delivery businesses Deliver new products and services

Second Quarter 2018 Performance (1) Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (2) Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (3) Excluding ZENS, CES mark-to-market adjustments and costs associated with the pending merger with Vectren (4) Primarily due to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months (5) Items related to the 2017 Texas Gulf rate order include recording of a regulatory asset (and a corresponding reduction in expense) to recover $16 million of prior postretirement expenses in future rates and a $6 million adjustment to operation and maintenance expense; and usage, primarily timing of recording of a decoupling mechanism Note: In these slides, we will refer to public law number 115-97, initially introduced as the Tax Cuts and Jobs Act, as TCJA or simply “tax reform”. Additionally, we will refer to the accounting standard for compensation-retirement benefits as ASU 2017-07 Q2 2018 vs. Q2 2017 Drivers(3) h Favorable Variance i Unfavorable Variance Income Tax Rate (TCJA) Rate Relief Equity Return(4) Customer Growth Midstream Investments O&M Other(5) Depreciation and Amortization Interest Expense Q2 Guidance Basis (Non-GAAP) Diluted EPS (1) Excluding costs associated with the pending merger with Vectren Q2 GAAP Diluted EPS $0.30 $0.29 Second quarter 2018 GAAP EPS loss of $0.17, which includes a $0.42 per share charge associated with ZENS, primarily due to the acquisition of Time Warner Inc. by AT&T Inc., compared with second quarter 2017 GAAP EPS of $0.31 (2)

Electric Transmission and Distribution Highlights(1) TDU core operating income was $167 million in Q2 2018 compared with $151 million in Q2 2017 TDU core operating income was $266 million in 1H 2018 compared to $217 million in 1H 2017 Added more than 34,000 electric customers year-over-year TCOS filed with the PUCT in May 2018 requesting annual increase of $40.8 million due to $285 million increase to rate base, largely attributed to the Brazos Valley Connection Project Anticipate 2018 capital spend will be in line with original estimate of approximately $950 million Expect to file an application with the PUCT in September 2018 seeking approval to build the Freeport Master Plan Project at current estimated cost of as much as $630 million (previous estimate was $250 million) Note: Please see slide 24 for full detail on regulatory filings TCOS – Transmission Cost of Service; PUCT – Texas Public Utility Commission (1) Refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures

Natural Gas Distribution and Energy Services Highlights Natural Gas Distribution Operating income was $7 million in Q2 2018 compared with $42 million in Q2 2017 Operating income was $163 million in 1H 2018 compared to $210 million in 1H 2017 Added more than 29,000 natural gas distribution customers year-over-year Anticipate 2018 capital spend to be in line with original estimate of approximately $635 million Energy Services(1) Core operating income was $7 million in Q2 2018 compared to $10 million in Q2 2017 Core operating income was $61 million in 1H 2018 compared to $30 million in 1H 2017 Reiterate 2018 core operating income target of $70 - $80 million Note: Please see slides 25-26 for full detail on regulatory filings (1) Refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures; Core operating income reflects operating income adjusted for mark-to-market gains and (losses) as follows: 2015: $4 million, 2016: ($21 million), 2017: $79 million

Midstream Investments Highlights Achieved a company all-time high for quarterly natural gas gathered volumes and processed volumes(1) In Q2 2018, Enable connected 20 new wells in the SCOOP and STACK plays with peak one-day natural gas flows of greater than 10 MMcf/d Project Wildcat began operating at its full contracted capacity in July, providing significant pricing uplifts to Enable’s customer Enable stated they do not need to access the equity capital markets in 2018 to meet their financial objectives On May 2, 2018 Enable provided their outlook for 2018 net income attributable to common units of $375 - $445 million; forecasted amounts expected to translate to $0.44 to $0.51 in CenterPoint guidance basis EPS On August 2, 2018 Enable stated they anticipate performance at or above the midpoint of the 2018 outlook for net income attributable to common units Source: All information is per Enable’s 2nd quarter 2018 earnings presentation dated August 2, 2018 (1) Since Enable’s formation in May 2013

2018 Full-Year Outlook Tax Reform Equity Return(3) Utility rate relief and continued customer growth Increased contribution from Energy Services Increased earnings per Enable Midstream Partners’ forecast(4) Anticipate 2018 EPS growth will be driven by: (1) Refer to slide 30 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (2) Excluding tax reform benefit (3) Primarily due to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months (4) As provided on Enable Midstream Partners’ second quarter 2018 earnings call on August 2, 2018 Reiterate 2018 Guidance EPS at the upper end of $1.50 - $1.60(1) $1.37(2) $1.50 – $1.60 EPS on a Guidance (Non-GAAP) Basis(1) Excluding costs associated with the pending merger with Vectren

Agenda Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule

CenterPoint Financials Overview Guidance basis EPS versus GAAP EPS Guidance basis EPS removes the mark-to-market impacts of ZENS securities and the related stocks and mark-to-market items related to our Energy Services business Guidance and GAAP EPS include earnings from Enable, inclusive of mark-to-market impacts recorded by Enable Utility Operations EPS Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) This includes the reportable business segments of Electric Transmission and Distribution, Natural Gas Distribution, Energy Services and Other Operations Core Operating Income Core Operating Income excludes the transition and system restoration bonds from Electric Transmission and Distribution, the mark-to-market impacts of Energy Services and income from Other Operations Note: Refer to slide 3 for information on Non-GAAP measures

Electric Transmission and Distribution Operating Income Drivers Q2 2017 v Q2 2018 (1) Excludes transition and system restoration bonds; please refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures (2) The retrospective adoption of ASU 2017-07 resulted in an increase to 2017 operating income of $7 million and a corresponding decrease to other income (3) Includes rate increases, exclusive of the TCJA impact (4) Includes higher equity return of $14 million, primarily related to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months and higher operation and maintenance expense of $15 million (5) The company filed a non-standard filing for a true up of transition charges for Transition Bond Company IV. This resulted in an updated equity return amortization schedule. Please see slide 31. $151 $167 (1) (2) (1) (4) Corresponding offset in federal income tax expense (5) (3)

Natural Gas Distribution Operating Income Drivers Q2 2017 v Q2 2018 (1) The retrospective adoption of ASU 2017-07 resulted in an increase to 2017 operating income of $5 million and a corresponding decrease to other income (2) Includes rate increases, exclusive of the TCJA impact (3) Includes the timing of a decoupling normalization accrual recorded in second quarter of 2017 resulting from warmer than normal weather during the 2016/2017 winter season (4) Includes higher labor and benefits costs of $17 million resulting primarily from the recording of a regulatory asset (and a corresponding reduction in expense) to recover $16 million of prior postretirement expenses in future rates established in the Texas Gulf rate order in 2017; and higher O&M of $5 million primarily due to higher support services and bad debt expense of $11 million, partially offset by a timing-related adjustment associated with the Texas Gulf rate order of $6 million (2) (4) (1) Corresponding offset in federal income tax expense (3)

Utility Operations Adjusted Diluted EPS Drivers Q2 2017 v Q2 2018 (Guidance Basis)(5)

CenterPoint Energy



$0.24
$0.20
$0.16
$0.12
$0.08
$0.04
$0.00
$0.20
$0.02
$0.01
$0.02
$0.01
Includes TCJA tax offset to revenue reductions shown on slides 13 and 14
$0.20 (5)
Q2 2017 Utility Guidance EPS
Core Operating Income(1)
Interest(2) (5)
Equity Return(3)
Other(4) (5)
Q2 2018 Utility Guidance EPS

(1) Excludes equity return; please refer to slide 27 for core operating income reconciliation measures and to slide 3 for information on non-GAAP measures. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(2) Excludes transition and system restoration bonds. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(3) Higher equity return of $14 million, primarily related to the annual true-up of transition charges correcting for under-collections that occurred during the preceding 12 months. Utilizes the 2017 tax rate (benefit of 2018 tax rate captured in Other)

(4) Taxes, including the benefits of TCJA, TCJA revenue reductions, equity AFUDC, other income and Other Operations segment

(5) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units)

Note: Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures

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Consolidated Adjusted Diluted EPS Drivers Q2 2017 v Q2 2018 (Guidance Basis)(1) Utility Operations Midstream Investments $0.29 $0.30 Midstream Investments Utility Operations (1) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (2) See previous slide (3) Uses a limited partner interest (excluding Series A Preferred Units) ownership percentage of 54.1% for Q2 2017 and 54.0% for Q2 2018 (4) Midstream Investments components including the decreased tax rate associated with TCJA Note: Refer to slide 28 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (1) (3) (4) Midstream Investments Impact (4) (2) (1) (1)

Consolidated Adjusted Diluted EPS Drivers Six Months Ended June 30, 2017 vs June 30, 2018 (Guidance Basis)(1) Utility Operations Midstream Investments $0.66 $0.85 Midstream Investments Utility Operations (1) Excluding $34 million of pre-tax costs ($27 million of operating income and $7 million of interest) associated with the pending merger with Vectren; Utility Operations EPS includes all earnings except those related to Midstream Investments (Utility Operations EPS includes the Enable Series A Preferred Units) (2) Includes Utility Operations improvement of $0.16 in Q1 2018 vs Q1 2017 and $0.00 in Q2 2018 vs Q2 2017 (3) Uses a limited partner interest (excluding Series A Preferred Units) ownership percentage of 54.1% for Q2 2017 and 54.0% for Q2 2018 (4) Midstream Investments components including the decreased tax rate associated with TCJA Note: Refer to slide 29 for reconciliation to GAAP measures and slide 3 for information on non-GAAP measures (1) (3) (4) Midstream Investments Impact (4) (2) (1) (1)

Pending Merger Timeline and Financing Aug Sep Oct Nov Dec 2019 Anticipated Q1 2019 Close Jul Early Termination of HSR Waiting Period Permanent Financing for acquisition of Vectren common may include Common Equity, Mandatory Convertibles, Other High-Equity Content Securities, and Debt Issuance VVC Shareholder Vote (Aug 28th) IURC Hearing (Oct 17th) Informational filings have been made in both Indiana and Ohio The FERC filing was submitted in June Financing Detail Expected sources of approximately $6 billion purchase price $2.5 billion of common equity and other high-equity content securities(1) Incremental debt(2) at CNP, including senior notes and commercial paper Cash on hand IURC – Indiana Utility Regulatory Commission; FERC – Federal Energy Regulatory Commission; FCC – Federal Communication Commission; HSR – Hart Scott Rodino Docket Numbers: Indiana - 45109, Ohio – 18-1027-GA-UNC, FERC EC18-104 (1) Any potential sales of Enable units will be used to support our utility capital needs in future years, not finance the merger (2) Does not include assumption of Vectren debt, which is anticipated to be $2.5 billion at December 31, 2018 FCC Approvals

Credit Outlook

CenterPoint remains committed to solid investment grade credit quality, targeting BBB or better credit ratings for publicly rated debt securities at the close of the pending merger with Vectren

- Financing plan sized to achieve anticipated consolidated adjusted FFO/total debt of 15% or better by 2020 as determined by the rating agencies' methodology
- Enhanced business risk profile as determined by the rating agencies

Current Ratings and Outlook

	Moody's		S&P		Fitch	
Company/Instrument	Rating	Outlook [(1)]	Rating	CreditWatch [(2)]	Rating	Outlook [(3)]
CenterPoint Energy Senior Unsecured Debt	Baa1	Negative	BBB+	Negative	BBB	Stable
Houston Electric Senior Secured Debt	A1	Stable	A	Negative	A+	Stable
CERC Corp. Senior Unsecured Debt	Baa2	Stable	A-	Negative	BBB	Positive

[(1)] A Moody's rating outlook is an opinion regarding the likely direction of an issuer's rating over the medium term
[(2)] An S&P credit watch assesses the potential direction of a short-term or long-term credit rating
[(3)] A Fitch rating outlook indicates the direction a rating is likely to move over a one- to two-year period

19

Note: CenterPoint rate base numbers are based upon the capital plan included in the 2017 Form 10-K; Vectren rate base numbers as provided on slide 15 of Vectren’s Q2 2018 Financial Review published on August 2, 2018 (1) The year-end annual rate base is subject to change due to actual capital investment and deferred taxes, the time frame over which excess deferred taxes are returned to customers, and the actual rate base authorized (2) Projected year-end rate base is the total rate base for the year and not just the amount that has been reflected in rates Combined Company Rate Base Growth Rate Base Growth: 7.6% CAGR 2017 - 2022 $12,140 $13,351 $14,426 $15,480 $16,597 $17,541 (1)(2) $ Millions Projected Year-End Rate Base

Agenda Scott Prochazka President and CEO CenterPoint Vision and Strategy Second Quarter Results Business Segment Highlights Houston Electric Natural Gas Distribution Energy Services Midstream Investments Full-Year Outlook Bill Rogers Chief Financial Officer Financials Overview Business Segment Performance Utility Operations EPS Drivers Consolidated EPS Drivers Pending Merger Timeline and Financing Credit Outlook Rate Base Growth Appendix ZENS 2020 Potential EPS Regulatory Update Core Operating Income Reconciliation Net Income Reconciliation Equity Amortization Schedule

ZENS The AT&T Inc. (T) acquisition of Time Warner Inc. (TWX) closed June 14, 2018 Upon closing of the acquisition, CenterPoint received $53.75 and 1.437 shares of AT&T Inc. for each share of Time Warner Inc.; cash proceeds of $382 million In accordance with the terms of the ZENS, CenterPoint remitted $382 million to ZENS note holders as additional interest in July 2018 As of June 30, 2018, we recorded the following year-to-date items: Meredith / Time (Q1 2018) (in millions) AT&T / Time Warner Inc. (Q2 2018) (in millions) Cash payment to ZENS note holders $16 Due to ZENS note holders (1) $382 Indexed debt – reduction (4) Indexed debt – reduction (95) Indexed debt securities derivative – reduction (1) Indexed debt securities derivative – reduction (45) Loss on indexed debt securities $11 Loss on indexed debt securities $242 As of June 30, 2018, the reference shares for each ZENS note consisted of 0.7185 of AT&T Inc. stock and 0.061382 of Charter Communications Inc. stock, and the aggregate contingent principal amount of the ZENS was $484 million (1) Cash was paid to ZENS note holders in July 2018. Since the Q2 2018 close occurred after the cash was received from AT&T and before the cash was paid by CenterPoint to ZENS note holders, CenterPoint’s cash position was improved by $382 million at close. The contingent principal amount of the ZENS was reduced in July when the $382 million was distributed to ZENS note holders as additional interest

Combined 2020 EPS Potential (in millions, except per share amounts) 2020 CenterPoint Net Income Forecast (High-end of $1.50 - $1.60 2018 guidance basis EPS range with 5 - 7% growth in 2019 and 2020)(1) $764 - $794 Vectren Net Income Forecast (Midpoint of $2.80 - $2.90 2018 guidance basis EPS range with 6 - 8% growth in 2019 and 2020)(2) $266 - $276 Combined Net Income Forecast $1,030 - $1,070 Potential Commercial Opportunities + Cost Savings, After-tax ($50 - $100 million, pre-tax)(3) $39 - $78 Expected Additional Interest Expense, After-tax ($3.5 billion at 4%) ($109) Potential Net Income Total $960 - $1,039 Potential Share Count* (434 million plus 90 - 110 million new common and if converted shares) 524 - 544 Potential Combined Earnings Per Share $1.76 - $1.98 *Potential share count Includes the entirety of the anticipated equity financing for the acquisition of Vectren stock from the issuance of additional CenterPoint common stock. The equity financing may include mandatory convertible or other high-equity content securities in addition to common shares. CenterPoint does not intend to sell Enable common units as a source of financing for the Vectren acquisition Also includes modest equity requirements post merger for rate base investment. As stated in prior calls, sales of Enable common units could be a source of funds for these equity requirements (1) On a guidance basis and excluding certain one-time costs associated with the Vectren merger in 2018 and 2019 (2) As provided in Vectren’s first quarter 2018 earnings materials on May 2, 2018 (3) Cost savings include both regulated and unregulated cost savings. In years beyond 2020, we anticipate additional commercial opportunities

Electric Transmission and Distribution Q2 2018 Regulatory Update Mechanism Docket # Annual Increase (Decrease) (1) ($ in millions) Filing Date Effective Date Approval Date Additional Information DCRF 48226 30.9 April 2018 September 2018 TBD Unanimous settlement agreement results in incremental annual revenue of $30.9 million. The agreement filed with the PUCT in June 2018 recommends a $120.6 million annual revenue requirement effective September 1, 2018. The settlement agreement also reflects an approximately $39 million decrease in the federal income tax rate, a $20 million decrease to return to customers the reserve recorded recognizing this decrease in the federal income tax rate from January 25, 2018 through August 31, 2018 and a $19.2 million decrease related to the unprotected EDIT. Effective September 1, 2019, the reserve amount returned to customers ends. TCOS 48065 N/A February 2018 April 2018 April 2018 Revised TCOS annual revenue application approved in November 2017 by a reduction of $41.6 million to recognize decrease in the federal income tax rate, amortize certain EDIT balances and adjust rate base by EDIT attributable to new plant since the last rate case, all of which are related to the TCJA. TCOS 48389 40.8 May 2018 July 2018 July 2018 Requested an increase of $285 million to rate base and reflects a $40.8 million annual increase in current revenues. This filing also reflects a one-time refund of $6.6 million in excess federal income tax collected from January to April 2018. EECRF 48420 8.4 June 2018 TBD TBD Revised application requests recovery of 2019 EECRF of $41.7 million, including a $8.4 million performance bonus. DCRF – Distribution Cost Recovery Factor; TCOS – Transmission Cost of Service; TBD – To Be Determined; EDIT – Excess Deferred Income Taxes; EECRF – Energy Efficiency Cost Recovery Factor (1) Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

Natural Gas Distribution
Q2 2018 Regulatory Update

CenterPoint Energy

Jurisdiction	Mechanism Docket #	Annual Increase (Decrease) [1] ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
South Texas (RRC)	Rate Case 10669	(1.0)	November 2017	May 2018	May 2018	Unanimous settlement agreement approved by the Railroad Commission in May 2018 that provides for a $1 million annual decrease in current revenues. The settlement agreement also reflects an approximately $2 million decrease in the federal income tax rate and amortization of certain EDIT balances and establishing a 9.8% ROE for future GRIP filings for the South Texas jurisdiction.
Beaumont/East Texas and Texas Gulf (RRC)	GRIP 10716 10717	14.7	March 2018	July 2018	June 2018	Based on net change in invested capital of $70.0 million and reflects a $14.7 million annual increase in current revenues. Also reflects an approximately $1.0 million decrease in the federal income tax rate.
Administrative 104.111	10748 10749 10750	N/A	July 2018	TBD	TBD	Beaumont/East Texas, Houston and Texas Coast propose to decrease base rates by $12.9 million to reflect the change in the federal income tax rate. In addition, Beaumont/East Texas proposed to decrease the GRIP charge to reflect the change in the federal income tax rate. The impact of deferred taxes is expected to be reflected in the next rate case.
Arkansas (APSC)	FRP 17-010-FR	13.2	August 2018	October 2018	TBD	Based on ROE of 9.5% as approved in the last rate case and reflects a $13.2 million annual increase in current revenues, excluding the effects of the recently enacted TCJA. With TCJA impacts considered, the annual increase is reduced by approximately $8.1 million, which include the effects of a lower federal income tax rate and amortization of EDIT balances.

GRIP – Gas Reliability Infrastructure Program; FRP – Formula Rate Plan; EDIT – Excess Deferred Income Taxes; TBD – To Be Determined

[1] Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

25

Natural Gas Distribution
Q2 2018 Regulatory Update

Jurisdiction	Mechanism Docket #	Annual Increase (Decrease) (1) ($ in millions)	Filing Date	Effective Date	Approval Date	Additional Information
Minnesota (MPUC)	Rate Case G008/GR-17-285	56.5	August 2017	TBD	TBD	Reflects a proposed 10.0% ROE on a 52.18% equity ratio. Includes a proposal to extend decoupling beyond current expiration date of June 2018. Interim rates reflecting an annual increase of $47.8 million were effective October 1, 2017. A unanimous settlement agreement was filed in March 2018, which is subject to MPUC approval. The settlement agreement increases base rates by $3.9 million, makes decoupling a permanent part of the tariff, incorporates the impact of the decrease in the federal income tax rate and amortization of EDIT balances (approximately $20 million) and establishes or continues tracker recovery mechanisms that account for approximately $13.3 million in the initial filing. The MPUC voted to approve the settlement and a formal order was issued on July 20, 2018. Final rates (and the refund of interim rates that exceed final rates) are expected to be implemented later this year after required compliance filings are approved.
Mississippi (MPSC)	RRA 12-UN-139	5.7	May 2018	TBD	TBD	Based on authorized ROE of 9.144% and a capital structure of 50% debt and 50% equity and reflects a $5.7 million annual increase in revenues, excluding the effects of the recently enacted TCJA. With the impact of the lower federal income tax rate considered, the annual increase is reduced by approximately $1.7 million.
Oklahoma (OCC)	PBRC PUD201800029	6.7	March 2018	TBD	TBD	Based on ROE of 10% and reflects a $6.7 million annual increase in revenues, excluding the effects of the recently enacted TCJA. With TCJA impacts considered, the annual increase is reduced by approximately $1.2 million, which includes the effects of a lower federal income tax rate and amortization of certain EDIT balances.

PBRC – Performance Based Rate Change; EDIT – Excess Deferred Income Taxes; RRA – Rate Rider Adjustment; TBD – To Be Determined

(1) Represents proposed increases when effective date and/or approval date is not yet available. Approved rates could differ materially

26

Reconciliation: Operating Income to Core Operating Income

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Reconciliation: Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS Used in Providing Annual Earnings Guidance

Estimated Amortization for Pre-Tax Equity Earnings

Associated with the Recovery of Certain Qualified Cost and Storm Restoration Costs

CenterPoint Energy

As of June 30, 2018

		TBC II	TBC III	TBC IV	SRBC	Total
Actual	2005	$ 213,804	$ -	$ -	$ -	**$ 213,804**
	2006	6,644,004	-	-	-	**6,644,004**
	2007	7,140,194	-	-	-	**7,140,194**
	2008	6,673,765	4,743,048	-		**11,416,813**
	2009	7,279,677	6,074,697	-	95,841	**13,450,215**
	2010	9,071,326	5,745,580	-	2,657,384	**17,474,291**
	2011	9,902,590	6,994,650	-	2,840,737	**19,737,978**
	2012	9,717,059	6,837,290	27,873,514	2,473,992	**46,901,855**
	2013	10,383,183	7,251,470	24,082,419	2,235,567	**43,952,640**
	2014	11,442,612	8,699,455	42,944,063	3,680,587	**66,766,717**
	2015	13,547,311	12,683,240	18,689,309	2,358,968	**47,278,828**
	2016	12,508,807	5,121,694	42,041,721	4,901,568	**64,573,791**
	2017	14,637,270	11,467,234	14,687,161	779,120	**41,570,784**
**	2018	13,334,484	10,216,703	42,612,571	4,559,362	**70,723,120**
Estimated	2019	5,153,962	7,826,957	28,478,493	2,788,238	**44,247,650**
	2020	-	673,947	31,625,372	2,983,521	**35,282,840**
	2021	-	-	32,874,239	3,182,052	**36,056,291**
	2022	-	-	34,240,437	1,917,615	**36,158,052**
	2023	-	-	35,666,030	-	**35,666,030**
	2024	-	-	28,969,782	-	**28,969,782**
		137,650,048	94,335,964	404,785,110	37,454,553	**674,225,675**

** The table provides

1) the pre-tax equity return recognized by CenterPoint Energy, Inc. (CenterPoint Energy) during each of the years 2005 through June 30, 2018 related to CenterPoint Energy Houston Electric, LLC's (CEHE) recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by CenterPoint Energy Transition Bond Company II, LLC (Transition BondCo II) and CenterPoint Energy Transition Bond Company III, LLC (Transition BondCo III) or CenterPoint Energy Transition Bond Company IV, LLC (Transition BondCo IV) or system restoration bonds by CenterPoint Energy Restoration Bond Company, LLC (System Restoration BondCo), as applicable and

2) the estimated pre-tax equity return currently expected to be recognized in each of the years July 1, 2018, through 2024 related to CEHE's recovery of certain qualified costs or storm restoration costs, as applicable, pursuant to the past issuance of transition bonds by Transition BondCo II, Transition BondCo III or Transition BondCo IV or system restoration bonds by System Restoration BondCo, as applicable.

The amounts reflected for July 1, 2018, through 2024 are based on CenterPoint Energy's estimates as of June 30, 2018. However, the equity returns to be recognized in future periods with respect to each series of transition or system restoration bonds, as applicable, will be periodically subject to adjustment based on tariff adjustments for any overcollections or undercollections of transition charges or system restoration charges, as applicable. The equity return amounts reflected in the table are reported in the financial statements of CenterPoint Energy and CenterPoint Energy Houston Electric as revenues from electric transmission and distribution utility.

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